UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/22/2005

UMB FINANCIAL CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-4887

MO	43-0903811
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of Principal Executive Offices, Including Zip Code)

(816) 860-7889
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On February 22, 2005 the Board of Directors of UMB Financial Corporation (the Company) approved a change in the compensation that will be paid to directors, committee members, and committee chairs. The Company's Compensation Committee, and the outside professional compensation consultants that it retained, had reviewed the existing director compensation schedule, and had recommended the revised schedule which was adopted by the full Board at the February 22, 2005 meeting.

The revised schedule was deemed necessary because of the Company's recent reduction in the number of its directors, the additional work load and duties being assumed by the remaining directors, and the recent changes in legal requirements and the Company's corporate governance process. Also supporting the increase was the consultant's report stating that the level of the Company's existing compensation program was very near the bottom of the overall range of fees paid to directors of the Company's peers.

In 2004, each director who was not employed by the Company or its subsidiaries were paid Directors' fees of $600 for each committee meeting attended. Members of the Audit Committee and Corporate Governance and Nominating Committee (Governance Committee) received $800 for each committee meeting attended, and the Chairman of the Audit Committee received $1,000 for each committee meeting attended. The members of the Compensation Committee received an attendance fee of $500 for each committee meeting attended.

Under the new compensation schedule, a retainer of $20,000 per year is authorized for directors of the Company who are not employed by the Company or its subsidiaries. Such directors will receive, for each fiscal-year quarter during which he/she serves as a director, a payment equal to one-fourth of the annual retainer amount. One half of such sum will be paid in cash and the other half (if the Company's proposed Long-Term Incentive Compensation Plan is approved by the Shareholders at the April 26, 2005 Annual Meeting of Shareholders) will be paid in the form of a grant of Company stock (if such Plan is not approved, then the full amount of the retainer will be paid in cash).

A retainer of $5,000 per year was established for the chairman of the Audit Committee, and a retainer of $2,500 per year was established for the chairman of the Governance Committee and for the chairman of the Compensation Committee (all three chairman retainers will be payable on a quarterly basis as described above). All members of the Audit Committee, Compensation Committee and Governance Committee, will be paid $1,000 for each committee meeting they attend. The attendance fees for teleconference board or committee meetings will be one-half of the regular attendance fees.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: February 28, 2005.	By:	/s/ Peter J. deSilva
Peter J. deSilva
President and Chief Operating Officer